Exhibit 10.04

CAPITAL BANK CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective November 20, 2008)

ARTICLE I
DEFINITIONS

1.1           “Account” means the memorandum account for each Participant detailing the Stock Units credited to the Participant.

1.2           “Beneficiary” means the person or persons, including estates and trusts, entitled to receive any benefits under this Plan which become payable as a result of a Participant’s death.

1.3           “Board” means the Corporation’s Board of Directors, unless otherwise indicated.

1.4           “Committee” means the Compensation / Human Resources Committee of the Board of Directors of the Corporation.

1.5           “Common Stock” means the common stock of the Corporation.

1.6           “Compensation” means each Participant’s compensation paid by the Corporation or a Subsidiary for services as a Director, including retainer payments and amounts paid for attendance at the Corporation’s or a Subsidiary’s Board and Board committee meetings.

1.7           “Corporation” means Capital Bank Corporation, a North Carolina corporation.

1.8           “Deferral Date” means January 1, 1998 and January 1 (or the first business day thereafter if January 1 is not a business day) of each calendar year thereafter.

1.9           “Director” means a member of the Corporation’s or a Subsidiary’s Board of Directors.

1.10           “Disability” means any physical or mental impairment which constitutes a “disability” as such term is used in Section 409A and defined in Treas. Reg. § 1.409A-3(i)(4).

1.11           “Participant” means an eligible Director who participates in the Plan pursuant to Article III.

1.12           “Plan” means this Deferred Compensation Plan for Outside Directors.

1.13           “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations and other guidance thereunder.

1.14           “Separation from Service” means a Participant’s complete retirement or Separation from Service with the Corporation within the meaning of Code Section 409A(a)(2)(A)(i) and applicable regulations and other guidance thereunder.

1.15           “Stock Units” means the amounts credited to the Account of a Participant as described in Section 3.2.

1.16           “Subsidiary” means a wholly owned subsidiary of the Corporation.

ARTICLE II
ELIGIBILITY

Any individual who is a member of the Corporation’s Board or a Subsidiary’s Board of Directors and who is not also an employee of the Corporation or a Subsidiary is eligible to participate in the Plan.

ARTICLE III
DEFERRAL OF COMPENSATION

3.1           Deferral Election. The individuals described in Article II shall be eligible to participate in the Plan and may do so by filing a written deferral election with the Corporation in the form attached (or such other form as may be adopted or approved by the Corporation from time to time). Deferral elections shall state the amount of Compensation to be deferred and credited to the Participant’s Account as Stock Units. Except as otherwise specifically provided herein, an election to defer Compensation under the Plan must be made before the beginning of the calendar year for which the Compensation is payable and, once made, shall be irrevocable during such calendar year. In the first year in which a Director joins the Board and becomes eligible to participate in the Plan, the new Director may make a deferral election with respect to Compensation to be earned subsequent to the deferral election but during the remaining calendar year provided the deferral election is submitted to the Corporation within thirty (30) days of the date the Director first becomes eligible to participate in the Plan.

Any election made pursuant to this Section shall remain in effect for all subsequent calendar years unless the Participant amends or revokes the election by delivering a revised written deferral election to the Corporation by December 31 of the calendar year preceding the calendar year to which the revised deferral election applies.

With respect to amounts deferred for years beginning on or after January 1, 2005, any election made pursuant to this Section may also designate a specific date or dates for a Participant to receive a specified portion of such amount then credited to his or her Account in the form of Stock Units. Payments of such amounts on the specified date(s) will be subject to the payment provisions of Article IV. No amounts deferred for years beginning prior to January 1, 2005 may be paid on a date specified pursuant to an election described in this paragraph.

3.2           Crediting of Account.

(a)           The amount of Compensation that is deferred by a Participant under the Plan will be credited to his or her Account in the form of a Stock Unit on the date such Compensation would otherwise have been paid to the Participant in cash. Each whole Stock Unit shall be deemed to be equivalent to one share of Common Stock. The number of Stock Units to be credited to a Participant’s Account shall be the number of whole and fractional shares of Common Stock determined by dividing 125% of the total Compensation amount deferred to the Participant’s Account pursuant to this Section 3.2(a) by the closing price of the Common Stock on the last trading day immediately preceding the date the Compensation would otherwise have been paid to the Participant.

(b)           On any date the Corporation pays a cash dividend or distribution with respect to its outstanding shares of the Common Stock, each Participant’s Account will be credited with additional Stock Units in an amount equal to (x) 125% of the product of (i) the total number of Stock Units then credited to the Participant’s Account multiplied by (ii) the per share cash dividend or distribution amount paid to Common Stockholders divided by (y) the closing price of the Common Stock on the last trading day immediately preceding the date on which the dividend or distribution was paid.

ARTICLE IV
PAYMENT OF BENEFITS

4.1           Right to Benefits.

(a)           Subject to the provisions of Article VI, a Participant (or his or her Beneficiary in the case of the Participant’s death) shall be entitled to payment of benefits hereunder upon the first to occur of the Participant’s death, Disability, complete retirement or other Separation from Service as a Director or, with respect to amounts deferred for years beginning on or after January 1, 2005, the specified date(s) the Participant has elected to receive a distribution pursuant to Section 3.1. A Participant who ceases to be a Director but who continues his or her service as a member of an advisory board of directors of the Corporation or a subsidiary shall not automatically be deemed to have “retired” or separated from the Corporation for purposes of the Plan unless such change constitutes a Separation from Service under Section 409A.

(b)           No date specified by a Participant to receive a distribution pursuant to Section 3.1 may be accelerated. A Participant may elect to postpone a specified payment date provided such postponement satisfies Section 409A or other applicable law. Under current law, any election to postpone a specified payment date (i) may not take effect until at least 12 months after the date such election is made, (ii) may not be for less than 5 years after the original specified payment date and (iii) must be made no later than 12 months prior to the first payment date originally specified.

(c)           Notwithstanding any provision of this Plan to the contrary, in accordance with the transition guidance provided under Section 409A of the Code, each Participant in the Plan as of January 1, 2005 shall have the right to make a one-time irrevocable election to terminate his or her participation in the Plan or cancel all or a portion of his or her prior deferral elections pursuant to the Plan. In order to effect such termination or cancellation, the Participant must file a written election with the Corporation no later than June 15, 2005. In the event of such election, all deferral amounts subject to such termination or cancellation election will be paid out to the Participant in accordance with this Article IV.

4.2           Payment of Stock Units. Benefits represented by Stock Units shall be paid by the Corporation by issuing authorized and unissued shares of the Corporation’s Common Stock equal to the total number of applicable Stock Units in the Participant’s Account, rounded up to the next whole share. All such distributions shall be made to the Participant on the specified date in the case of a fixed distribution date election or as soon as administratively practicable but in no event later than ninety (90) days following the date the Participant became eligible to receive benefits in the case of a Participant’s Separation from Service, death, or Disability.

4.3           Required Six-Month Delay Applicable To Certain Participants. Notwithstanding Section 4.2 above or any other provisions of the Plan to the contrary, in the event a Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the Participant’s benefit under this Plan (or any portion thereof) becomes payable on account of his or her Separation from Service, distributions shall not be made before the date which is six (6) months following the Participant’s Separation from Service.

ARTICLE V
BENEFICIARIES

5.1           Designation of Beneficiary. A Participant may designate a Beneficiary to receive benefits under the Plan upon the Participant’s death by filing a written designation with the Corporation in the form attached or other form approved by the Corporation. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting a revised written designation to the Corporation but no such change shall be effective until such change is received and formally acknowledged by the Corporation.

If no Beneficiary is named pursuant to this Section 5.1, the Participant’s Beneficiary will be the Participant’s spouse, if any, or the Participant’s estate, if the Participant has no spouse at the time of the Participant’s death.

5.2           Payment to Beneficiary. Benefits to be paid to a Beneficiary under the Plan shall be paid as soon as administratively practicable following the Participant’s death but in no event more than ninety (90) days following the Participant’s death unless otherwise provided herein. Notwithstanding the foregoing, in the event the Corporation has any doubt or a bona fide dispute or concern exists as to the proper Beneficiary to receive payments under the Plan, the Corporation shall have the right to withhold those payments until the matter is finally determined to the satisfaction of the Corporation. Any payment made by the Corporation in good faith and in accordance with this Plan shall fully discharge the Corporation from all further obligations with respect to such payment.

In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Board, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or a court appointed committee of such incompetent. The Board may also, in its sole and absolute discretion, make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Corporation and each Subsidiary. Neither the Board nor the Corporation nor any Subsidiary shall have any responsibility to see to the proper application of any payments so made.

ARTICLE VI
RECAPITALIZATION; CHANGE IN CONTROL

6.1           Recapitalization or Stock Dividend. The number of Stock Units credited to a Participant’s Account shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

6.2           Change in Control.

(a)            In the event of a “Change in Control” as such term is defined below, all amounts deferred pursuant to this Plan will be payable in full in accordance with Article IV above upon the consummation of such event or transaction constituting a Change in Control.

(b)           For purposes of this Plan, the term “Change in Control” shall mean any of the following:

(i)           Any “person” (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”) acquiring “beneficial ownership”) (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation, the parent holding company of Capital Bank (the “Bank”), representing more than fifty percent (50%) of the total fair market value or total voting power of the Corporation’s then outstanding voting securities (the “Voting Power”), but excluding for this purpose an acquisition by the Corporation or by an employee benefit plan (or related trust) of the Corporation.

(ii)           The shareholders of the Corporation approve a reorganization, share exchange, merger or consolidation related to the Corporation or the Bank following which the owners of the Voting Power of the Corporation immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

(iii)           A majority of the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of such appointment or election.

(iv)           The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation, or a sale or other disposition of all or substantially all of the assets of the Corporation.

In no event, however, will a “Change in Control” include a transaction, or series of transactions, whereby the Corporation or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of the Corporation prior to such transaction or series of transactions or include any transaction which fails to qualify as a “change in the ownership or effective control of the Corporation” or a “change in the ownership of a substantial portion of the assets of the Corporation” as such terms are defined in Treas. Reg. 1.409A-3(i)(5).

6.3           Administration by Board. To the extent that the adjustments relate to Common Stock or securities of the Corporation, the adjustments described in this Article VI shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

ARTICLE VII
NATURE OF THE CORPORATION’S OBLIGATION

The Corporation’s obligation under this Plan shall be an unfunded and unsecured promise to pay benefits in the form of Common Stock. The Corporation shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Plan at all times shall be entirely unfunded both for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Corporation may, however, in its sole discretion at any time make provision for segregating assets of the Corporation for payment of any benefits hereunder by establishing a trust to hold such assets.

All assets which the Corporation may acquire to help cover its financial liabilities, whether or not held in trust, are and remain general assets of the Corporation subject to the claims of its creditors. The Corporation does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Corporation to a Participant or his or her Beneficiary. All rights of ownership in any assets are and remain in the Corporation.

The Corporation’s liability for payment of benefits hereunder shall be determined only under the provisions of this Plan as it may be amended from time to time.

ARTICLE VIII
CLAIM AND APPEAL PROCEDURES

8.1           Claims Reviewer. For purposes of handling claims with respect to this Plan, the “Claims Reviewer” shall be the Corporation unless another person or organizational unit is designated by the Corporation as Claims Reviewer.

8.2           Review of Claims. Benefits to be provided under the Plan will normally be automatically paid to Participants (or Beneficiaries) pursuant to Article IV of the Plan. If a Participant or Beneficiary believes that he or she is entitled to Plan benefits which are not being properly paid or believes that benefits are not being properly accrued on his or her behalf, the Participant or Beneficiary (herein the “claimant”) may file a claim for benefits with the Corporation in accordance with this Article VIII.

An initial claim for benefits under the Plan must be made by the Participant (or his or her Beneficiary) in writing. Not later than 45 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 45-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Beneficiary with written notification of such extension before the expiration of the initial 45-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such initial extension exceed a period of 30 days from the end of the initial 45-day period. If, prior to the end of the first 30-day extension period the Claims Reviewer determines that, due to matters beyond its control, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Claims Reviewer notifies the claimant of such extension prior to the expiration of the first 30-day extension period. If the Claims Reviewer needs additional information from the claimant, the claimant shall have at least 45 days to provide the specified information, and the deadline for the Claims Reviewer to respond to the claim will be tolled until the claimant provides the information.

In the event the Claims Reviewer denies the claim of a Participant or the Beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a copy of the Plan or other document, guideline protocol or similar criterion that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Corporation upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Corporation within 180 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing. The Corporation shall act to deny or accept the claim within 45 days after receipt of the claimant’s written request for review unless special circumstances require the extension of such 45-day period. If such extension is necessary, the Corporation shall provide the claimant with written notification of such extension before the expiration of such initial 45-day period. In all events, the Corporation shall act to deny or accept the claim within 90 days of the receipt of the claimant’s written request for review. In the event the claim involves a Disability determination under the Plan, the review shall be conducted by a person who was neither the individual who made the initial determination nor a subordinate of that person. The action of the Corporation shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VIII.

ARTICLE IX
RIGHTS TO ASSETS

9.1           Unsecured General Creditor Status. The rights of a Participant, Beneficiary or any other person claiming through the Participant or Beneficiary shall be solely those of an unsecured general creditor of the Corporation. Such persons shall have the right to receive payments specified under this Plan only from the Corporation or from any trust established in connection with the Plan and have no right to look to any specific or special property separate from the Corporation to satisfy a claim for benefits.

9.2           No Right to Specific Assets. A Participant, Beneficiary, or any other person claiming through the Participant or Beneficiary shall have no right, claim, security interests, or any beneficial ownership interest whatsoever in any general asset that the Corporation may acquire or use to help support its financial obligations under this Plan. Any asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under a funded trust for the benefit of the Participant or his Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general unpledged and unrestricted asset of the Corporation. Notwithstanding the above, a Participant or Beneficiary may assert his or her rights under the Plan against a nonqualified trust established by the Corporation in connection with the Plan, subject to the terms of such trust.

A Participant’s participation in the acquisition of any asset of the Corporation shall not constitute a representation to the Participant, Beneficiary or any person claiming through the Participant or Beneficiary that any of them has a special or beneficial interest in any asset.

ARTICLE X
ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Corporation or, if designated by the Board, the Committee, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board or Committee deems appropriate including the authority to determine eligibility for benefits under the Plan. The Board or Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, and calculations of the Board or Committee shall be final and binding on all persons and parties concerned.

The Corporation intends that all benefits to be provided to Participants and Beneficiaries under this Plan shall not be included in income for federal, state or local income tax purposes until the benefits are actually paid or delivered to such Participant or Beneficiary. Accordingly, this Plan shall be interpreted and administered consistently with the requirements of Section 409A, as amended from time to time, and current and future guidance provided thereunder. Notwithstanding the foregoing, the Corporation does not represent or guarantee to any Participant or Beneficiary that any particular federal or state income or other tax treatment will result from the Participant’s participation in this Plan. The Participant or Beneficiary is solely responsible for the proper tax reporting and timely payment of any income taxes or interest for which the Participant or Beneficiary is liable as a result of the Participant’s participation in this Plan. To the extent permitted under Code Section 409A, the Corporation may accelerate the time and schedule of payment of any portion of the Participant’s benefit under the Plan in order to pay taxes due or required in connection with such benefit when applicable.

ARTICLE XI
VOTING RIGHTS

No Participant or Beneficiary shall be deemed to receive any voting rights or any other rights and privileges enjoyed by shareholders of the Corporation by reason of Stock Units being credited to his Account.

ARTICLE XII
TERMINATION, AMENDMENT, MODIFICATION OR
SUPPLEMENTATION OF THE PLAN

Subject to shareholder approval if required by applicable laws, rules and regulations, the Board shall retain the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time, but only with respect to future calendar years. No termination, amendment, modification or supplement of this Plan shall (i) reduce the value of or otherwise compromise any Participant’s accrued benefits as of the date of such amendment or termination or (ii) accelerate the date of payment of any amount credited to a Participant’s Account prior to the date of any such action or make any other change which would constitute a violation of Section 409A or trigger additional taxes pursuant to Code Section 409A(a)(1)(B). Notwithstanding the foregoing, the Board (or Committee if applicable) shall have the power to amend this Plan from time to time without the consent of any Participant or other party to the extent the Board (or Committee) deems necessary or appropriate to preserve the intended tax treatment of benefits payable hereunder.

ARTICLE XIII
RESTRICTION ON ALIENATION OF BENEFITS

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Board, shall cease. In these circumstances, the Board may hold or apply the benefit, or any part of it, for the benefit of the Participant or Beneficiary, spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such portion as the Board may deem proper.

ARTICLE XIV
ARBITRATION

In the event a Participant or Beneficiary disagrees with the amount of benefit to be paid as determined by the Corporation pursuant to the procedures set out in Article VIII and no satisfactory settlement can be reached, the claimant may submit the dispute to binding arbitration under the rules of the American Arbitration Association then in effect for Charlotte, North Carolina. The decisions of the arbitrator(s) shall be binding on all parties to the arbitration, and their heirs, successors and assigns.

ARTICLE XV
GOVERNING LAW

The Plan shall be governed by the laws of the State of North Carolina except to the extent preempted by ERISA, Section 409A or other federal law.

ARTICLE XVI
ADOPTION AND EXECUTION

This amended and restated Plan was approved and adopted by the Board of Directors of Capital Bank Corporation on November 20, 2008. As evidence of its adoption of this amendment and restatement of the Plan, the Corporation has caused this instrument to be signed by its duly authorized representatives this 20th day of November 2008.

CAPITAL BANK CORPORATION

By: /s/ Michael R. Moore
Michael R. Moore
Chief Financial Officer

DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
(As Amended and Restated Effective November 20, 2008)

*  *  *  *  *  *  *

DEFERRAL ELECTION FORM

Compensation Year: [_______]

To:	Capital Bank Corporation

From:
Director

Pursuant to Section 3.1 of the Capital Bank Corporation Deferred Compensation Plan for Outside Directors (As Amended and Restated Effective November 20, 2008), I hereby elect the following (check and complete each box as applicable):

To defer [_______] % of my Compensation (as defined in Section 1.5 of the Plan) for the upcoming calendar year(s). All such deferred Compensation shall be credited to my Account in the form of Stock Units as provided in the Plan.

In lieu of having Compensation deferred pursuant to this election deferred under the Plan until the earlier of my (1) Separation from Service with Capital Bank, (2) death, or (3) Disability, I hereby elect, as an optional distribution election, to receive the following percentage(s) of my Compensation deferred to my Account under the Plan pursuant to this deferral election on the date(s) specified below if earlier than my Separation from Service, death or Disability. I acknowledge that this optional fixed date payment election cannot be accelerated and that my ability to delay the fixed payment date in the future is extremely limited and subject to restrictions under Section 409A.

Percentage:	%	Date:

Percentage	%	Date:

My deferral election (but not my optional fixed date distribution election) shall remain effective up until the calendar year beginning immediately after the date on which I notify the Corporation in writing of my revocation or other change to this deferral election form.

This deferred election form is signed this [_______] day of [____________________], 20____

Director

DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
BENEFICIARY DESIGNATION

Name	Social Security No.

Address

Upon my death, the total value of my account(s) in the Capital Bank Corporation Deferred Compensation Plan for Outside Directors, and all other Deferred Compensation Agreement obligations or Retirement Plan Agreement obligations assumed by Capital Bank Corporation from merger(s), shall be paid to the following designated beneficiary(ies):

A.  Primary Beneficiary (use second sheet, page 2, if more than one)

Percent	Name	Birth Date	Relationship

Address		Social Security No.

B.  Contingent Beneficiary (use second sheet, page 2, if more than one)

Percent	Name	Birth Date	Relationship

Address		Social Security No.

Beneficiary Designation

This designation is effective upon execution and delivery to the plan administrator of Capital Bank Corporation. If I name more than one beneficiary in either primary or contingent categories, the surviving beneficiaries in that category will share equally unless otherwise indicated. I have the right to change the beneficiary. If any information is missing, additional information may be required prior to recording my beneficiary designation. If my primary and contingent beneficiaries predecease me or I fail to designate beneficiaries, amounts will be paid pursuant to the terms of Capital Bank Corporation plan documents (the participant’s spouse, or estate if the participant has no spouse) or applicable state law.

This designation supercedes all prior designations. Beneficiaries will share equally if percentages are not provided, and any amounts unpaid upon death will be divided equally. Primary and contingent beneficiaries must separately total 100.00%. The number of primary or contingent beneficiaries named is not limited. Please use the second sheet, page 2, and attach additional sheets, if necessary.

This designation is signed this [_______] day of [____________________], 20____

Participant	Witness (cannot be Beneficiary)

CAPITAL BANK CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
BENEFICIARY DESIGNATION

Name

Additional Beneficiary Designations

A.  Primary Beneficiary (continued from page 1, if more than one)

Percent	Name	Birth Date	Relationship

Address		Social Security No.

Percent	Name	Birth Date	Relationship

Address		Social Security No.

Percent	Name	Birth Date	Relationship

Address		Social Security No.

B.  Contingent Beneficiary (continued from page 1, if more than one)

Percent	Name	Birth Date	Relationship

Address		Social Security No.

C.  Contingent Beneficiary (continued from page 1, if more than one)

Percent	Name	Birth Date	Relationship

Address		Social Security No.